UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

ZANDER THERAPEUTICS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4321638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-220790

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Agreement.

On April 18, 2019 Zander Therapeutics, Inc. (“Zander”) entered into an agreement (“Agreement”) with Dr. David Cheresh, PhD whereby Dr. Cheresh shall serve as a member of Zander’s Scientific Advisory Board.

The term of the Agreement shall commence on April 22, 2019 and expire on April 21, 2020. The term of the Agreement may be extended by mutual agreement.

Pursuant to the Agreement, Dr. Cheresh shall advise Zander on various nominal matters regarding veterinary biotechnology. "Nominal" is defined as periodic conversations in which Dr. Cheresh is asked for a referral to an appropriate researcher on a specific topic or input on research data the company is developing. In the event Dr. Cheresh is requested to provide research services, such services will be negotiated separately between Dr. Cheresh and Zander.

Pursuant to the Agreement, Dr. Cheresh shall receive as consideration 100,000 shares of the Series M Preferred Stock of Zander Therapeutics Inc.

The foregoing description of the abovementioned Agreement between Zander and Dr. Cheresh is not complete and is qualified in its entirety by reference to the text of the abovementioned agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	LAZOR AGREEMENT

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDER THERAPEUTICS, INC.

Dated: April 18, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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